Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

SIZMEK REPORTS SECOND QUARTER 2015 RESULTS

•                  Repositioned Sales Force Gaining Traction with Global Wins

•                  Enhanced Mobile Programmatic Solution to Drive 2H Revenues

Austin, TX. — August 12, 2015 — Sizmek Inc. (NASDAQ: SZMK), a global open ad management company that delivers multiscreen campaigns, today reported financial results for the second quarter ended June 30, 2015.  Revenues for the three months ended June 30, 2015 were $40.2 million compared to the same period of 2014, a decrease of 9%.  On a constant currency basis, revenues were $43.0 million compared to $44.0 million the prior year when adjusted for the effect of changes in foreign currency. Core products, consisting of all products except rich media, grew 8% for the three months when adjusted for the effect of the change in foreign currencies, comprising 81% of the business for the second quarter.

Adjusted EBITDA for the three months ended June 30, 2015 decreased 57% to $2.9 million compared to Adjusted EBITDA for the same period of 2014, or a 48% decrease over the prior year when adjusted for the effects of changes in foreign currency.

“We anticipated that first half 2015 results would be challenged due largely to the repositioning of our global sales organization, exacerbated by foreign currency trends, which impacted revenues by $5.0 million or 6% of our growth for the six months,” said Neil Nguyen, CEO of Sizmek.  “Looking toward to the balance of the year, we are gaining traction from the capital investments made in our technology platform, with a number of large global customer wins validating our value proposition.  In addition the formal launch of our Data Hub and continued enhancements to our mobile programmatic platform will further distinguish Sizmek from the rest of the solutions in market.  We believe pairing our leading global ad management platform with a robust mobile programmatic offering will drive growth in the second half of 2015 and beyond.”

The Company is updating its full year guidance to reflect the projected impact of $9-10 million of negative foreign currency; revenues are now expected to be $180-184 million, representing 5 — 8% growth over full year 2014, or 10-13% growth after giving effect to the negative impact in foreign currency changes.

Second quarter highlights include:

•                  Completed acquisition of StrikeAd Mobile DSP and began the expansion of additional channels are on track for introduction in 2016.

•                  Core products, including mobile, video, and data driven products, saw high growth despite the significant impact from foreign currency:

•                  Mobile formats (or HTML5) revenues grew 99% from the second quarter of 2014, grew 100% on a year to date basis over prior year;

•                  Data driven products, such as programmatic decisioning, viewability and verification revenue grew 17% from the second quarter of 2014, grew 24% on a year to date basis over prior year; and

•                  In-stream video revenue increased 8% from the second quarter of 2014, grew 9% on a year to date basis over 2014.  With exception of a single client shifting budgets, video would have grown over 30%.

•                  As anticipated, flash based rich media continues to trend out of the business, declining 35% from the second quarter of 2014, and 35% on a year to date basis.

•                  At June 30, 2015 the Company had $66.9 million of cash and cash equivalents on hand and has no long-term debt.  Cash impact of the StrikeAd acquisition was $10.5 million in the second quarter of 2015.

2015 BUSINESS OUTLOOK

We are updating our guidance for the full year 2015 to take in to consideration the results of the first half and a projected $4-5M of negative foreign currency impact for the remainder of the year, as follows:

•                  Revenues for 2015 are expected to end the full year between $180 million and $184 million.

•                  Adjusted EBITDA guidance for 2015 between $23 million to $25 million.

Second Quarter 2015 Financial Results Webcast

The Company’s second quarter financial results conference call will be broadcast live on the Internet at 5 p.m. ET on August 12, 2015.  To access the conference call by telephone, interested parties may dial (855) 765-5680 and enter passcode 84232756.  International callers may access the call by dialing (707) 294-1311.  Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial (855) 859-2056 and enter passcode 84232756.  International callers may access the replay by dialing (404) 537-3406.   Participants can access the webcast at www.sizmek.com/investor-relations.  For the webcast, please allow 15 minutes to register and download any necessary software.  Following the call’s completion, a replay will also be available on the Company’s website.

Basis of Presentation

Sizmek Inc. was formed in 2013 and operated as the online segment of DG until February 7, 2014. On February 7, 2014, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Digital Generation, Inc. (DG), Extreme Reach, Inc., and a wholly-owned subsidiary of Extreme Reach, DG’s online business was spun off into Sizmek and the remainder of DG became a wholly-owned subsidiary of Extreme Reach.  Accordingly, the accompanying financial statements reflect results up to February 7, 2014 on a carve-out basis and results subsequent to February 7, 2014 on a stand-alone basis.

The accompanying financial statements and schedules reflect the combined historical results of operations and cash flows of DG’s online business conducted through its online subsidiaries and an allocable portion of certain DG corporate expenses for periods up to February 7, 2014.  These combined financial statements include expense allocations for (1) certain corporate functions historically provided by DG, including, but not limited to, finance, audit, legal, information technology, human resources, communications, compliance, and shared services; and (2) employee benefits and incentives and (3) share-based compensation.  These expenses have been allocated to Sizmek on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of combined revenues, headcount or other measures of the Company and DG. Sizmek considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefit received by the Company during the periods presented.   The allocations may not, however, reflect the full expense we would have incurred as an independent, publicly traded company for the 2014 period presented. We benefited from sharing the corporate cost structure of DG rather than incurring such costs ourselves on a stand-alone basis. Actual costs that may have been incurred if we had been a stand-alone company for 2014 would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  For comparison purposes, we have included a schedule reconciling 2014 results reflected on a combined basis with pro forma amounts which include the increased corporate overhead expenses expected on a stand-alone basis.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measure because non-GAAP financial measures are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across several channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects approximately 17,000 advertisers and 3,500 agencies to audiences, serving more than 1.4 trillion impressions a year.  Sizmek operates on the ground in approximately 60 countries with a team of approximately 900 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates, outlook, guidance and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; continued or accelerating decline in our rich-media business; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$40,216	$44,001	$76,975	$82,380
Cost of revenues	14,401	15,223	28,012	29,178
Selling and marketing	15,116	14,233	29,112	28,373
Research and development	3,533	3,125	6,340	6,281
General and administrative	4,231	4,533	8,291	8,420
Operating expenses, excluding depreciation and amortization; share-based compensation; and merger, integration and other expenses	37,281	37,114	71,755	72,252
Adjusted EBITDA	2,935	6,887	5,220	10,128
Depreciation and amortization	7,771	6,449	15,210	12,977
Share-based compensation	1,057	944	1,903	1,247
Merger, integration and other expenses (1)	1,170	1,344	2,004	12,575
Loss from operations	(7,063)	(1,850)	(13,897)	(16,671)
Other expense, net	366	205	1,345	208
Loss before income taxes	(7,429)	(2,055)	(15,242)	(16,879)
Provision (benefit) for income taxes	468	(413)	600	(819)
Net loss	$(7,897)	$(1,642)	$(15,842)	$(16,060)

Basic and diluted loss per common share	$(0.27)	$(0.05)	$(0.53)	$(0.53)

Weighted average common shares outstanding:
Basic and diluted	29,549	30,399	29,666	30,399

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Consolidated Balance Sheets

(In thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$66,932	$90,672
Accounts receivable (less allowances of $773 and $813 as of June 30, 2015 and December 31, 2014, respectively)	48,471	51,125
Deferred income taxes	588	636
Restricted cash	1,578	1,538
Other current assets	7,468	5,254
Current assets of TV business	1,270	2,470
Total current assets	126,307	151,695
Property and equipment, net	39,071	34,036
Goodwill	51,288	40,154
Intangible assets, net	68,894	71,306
Deferred income taxes	354	387
Restricted cash	4,590	3,941
Other non-current assets	3,074	3,393
Total assets	$293,578	$304,912

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable	$3,813	$3,976
Accrued liabilities	26,101	19,171
Current liabilities of TV business	206	395
Total current liabilities	30,120	23,542
Deferred income taxes	7,645	8,242
Other non-current liabilities	7,797	6,433
Non-current liabilities of TV business	273	260
Total liabilities	45,835	38,477

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized 15,000 shares; issued and outstanding—none	—	—
Common stock, $0.001 par value—Authorized 200,000 shares; 30,496 issued and 29,550 outstanding at June 30, 2015; 30,399 issued and 30,071 outstanding at December 31, 2014	30	30
Treasury stock, at cost (946 shares and 328 shares at June 30, 2015 and December 31, 2014, respectively)	(6,500)	(2,000)
Additional capital	372,995	371,261
Accumulated deficit	(117,183)	(101,341)
Accumulated other comprehensive loss	(1,599)	(1,515)
Total stockholders’ equity	247,743	266,435
Total liabilities and stockholders’ equity	$293,578	$304,912

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(15,842)	$(16,060)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property and equipment	7,335	4,959
Amortization of intangibles	7,875	8,018
Share-based compensation	1,903	7,533
Deferred income taxes	(590)	(702)
Benefit for accounts receivable recoveries	(40)	(157)
Gain from recovery of TV business net assets	(50)	—
Other	(2)	(349)
Changes in operating assets and liabilities:
Accounts receivable	6,252	1,814
Other assets	(1,574)	(1,568)
Accounts payable and other liabilities	(5,598)	(1,322)
Net cash (used in) provided by operating activities	(331)	2,166

Cash flows from investing activities:
Purchases of property and equipment	(3,131)	(2,310)
Capitalized costs of developing software	(8,370)	(5,639)
Acquisition, net of cash acquired	(7,541)	—
Purchase of long term investment	—	(975)
Other	(433)	(776)
Net cash used in investing activities	(19,475)	(9,700)

Cash flows from financing activities:
Purchases of treasury stock	(4,500)	—
Payments of TV business liabilities	(126)	(9,346)
Proceeds from TV business assets	1,200	43,013
Payment of tax withholding obligation for shares tendered	(169)	—
Net contributions from Parent	—	44,833
Net cash (used in) provided by financing activities	(3,595)	78,500

Effect of exchange rate changes on cash and cash equivalents	(339)	32
Net (decrease) increase in cash and cash equivalents	(23,740)	70,998
Cash and cash equivalents at beginning of year	90,672	22,648

Cash and cash equivalents at end of period	$66,932	$93,646

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$445	$1,396
Cash received for interest	$(47)	$—
Extended payment obligations incurred to purchase software	$960	$—

Sizmek Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(7,897)	$(1,642)	$(15,842)	$(16,060)
Depreciation and amortization	7,771	6,449	15,210	12,977
Share-based compensation	1,057	944	1,903	1,247
Merger, integration and other expenses (1)	1,170	1,344	2,004	12,575
Other expense, net	366	205	1,345	208
Provision (benefit) for income taxes	468	(413)	600	(819)
Adjusted EBITDA	$2,935	$6,887	$5,220	$10,128

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Summarized Operating Results on an As Reported and Constant Currency Basis

(In thousands)

	As Reported		Constant Currency
	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$40,216	$44,001	$42,992	$44,001
Loss from operations	(7,063)	(1,850)	(6,595)	(1,850)

Constant currency information is presented to provide a framework for assessing how the Company performed excluding the effect of foreign currency exchange rate fluctuations. To present this information, the Q2 2015 reported operating results for entities reporting in currencies other than the U.S. dollar are converted into U.S. dollars at the exchange rates in effect during Q2 2014.  Constant currency excludes the impact from the Company’s hedging program.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of Reported Adjusted EBITDA to Pro Forma Adjusted EBITDA

(In thousands)

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations (2)	Pro Forma Stand-alone
	Six Months Ended June 30, 2015
Revenues	$76,975	$—	$76,975
Cost of revenues	28,012	—	28,012
Selling and marketing	29,112	—	29,112
Research and development	6,340	—	6,340
General and administrative	8,291	—	8,291
Adjusted operating expenses (1)	71,755	—	71,755
Adjusted EBITDA	$5,220		$5,220

	Six Months Ended June 30, 2014
Revenues	$82,380	$—	$82,380
Cost of revenues	29,178	—	29,178
Selling and marketing	28,373	505	28,878
Research and development	6,281	31	6,312
General and administrative	8,420	759	9,179
Adjusted operating expenses (1)	72,252	1,295	73,547
Adjusted EBITDA	$10,128		$8,833

(1) Adjusted operating expenses exclude depreciation and amortization; share-based compensation; and merger, integration and other expenses.

(2) Represents incremental expenses the Company expects it would have incurred had the Company’s spin-off from DG occurred at the beginning of each period presented. See “Basis of Presentation” in this press release for more information.

There are no pro forma expense allocations for the three month periods ended June 30, 2015 and 2014.  Therefore, there is no difference between Adjusted EBITDA and Pro Forma Adjusted EBITDA for those periods.